EXHIBIT 21.1

                   ITRON SUBSIDIARIES AND AFFILIATED COMPANIES

           Itron, Inc.   (Washington)
           Corporate Headquarters
           2818 N. Sullivan Rd.
           Spokane, WA. 99216-1897
           P.O. Box 15288 Spokane, WA. 99215-5288

           Itron Canada, Ltd.   (Canada)
           160 Wilkinson Rd., #22
           Brampton, ON.  L6T 4Z4

           Itron S.A.   (France)
           Immeuble Merblanc
           1, rue du Port au Prince
           38200 Vienne, Lyon, France

           Itron Ltd.   (England)
           Kilnbrook House
           Rose Kiln Lane
           Reading, Berkshire RG2 0BY
           United Kingdom

           Itron Australisia Pty Ltd.   (Australia)
           BHP Building
           Level 6, 55 Sussex Street
           Sydney, NSW 2000 Australia

           Utility Translation Systems, Inc.   (North Carolina)
           200 UTS Centre
           5909 Falls of the Neuse Road
           Raleigh, North Carolina, 27609

           Design Concepts, Inc.    (Idaho)
           679 North Five Mile Road
           Boise, ID  83713

           Itron Manufacturing, Inc.
           2818 N. Sullivan Rd.
           Spokane, WA. 99216-1897
           P.O. Box 15288 Spokane, WA. 99215-5288

           Itron Minnesota, Inc.
           2401 North State Street
           Waseca, MN  56093